As filed with the Securities and Exchange Commission on July 5, 2005

Registration No. 333-102896
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RITA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3199149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

46421 Landing Parkway, Fremont, CA 94538
(510) 771-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph DeVivo
President and Chief Executive Officer
RITA Medical Systems, Inc.
46421 Landing Parkway, Fremont, CA 94538
(510) 771-0400

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Mark B. Weeks, Esq.
Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025

Date of commencement of sale to the public: February 14, 2003

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

RITA Medical Systems, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 on January 31, 2003 (No. 333-102896), as amended on February 5, 2003 (the "Registration Statement"), which originally registered 2,045,453 shares of Common Stock, par value $0.001 per share, of the Registrant for resale by the selling stockholders named therein. The Registrant's contractual obligation to maintain the effectiveness of the Registration Statement expired on January 24, 2005. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister 1,136,363 shares of Common Stock originally registered by the Registration Statement that remain unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 5th day of July, 2005.

RITA MEDICAL SYSTEMS, INC.

By:	/s/ Joseph DeVivo
Joseph DeVivo
President and Chief Executive Officer

    Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Joseph DeVivo Joseph DeVivo	President, Chief Executive Officer and Director	July 5, 2005

/s/ Donald Stewart Donald Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	July 5, 2005

/s/ Vincent Bucci Vincent Bucci	Chairman of the Board of Directors	July 5, 2005

/s/ James E. Brands James E. Brands	Director	July 5, 2005

/s/ Thomas J. Dugan Thomas J. Dugan	Director	July 5, 2005

/s/ Scott Halsted Scott Halsted	Director	July 5, 2005

/s/ Wesley E. Johnson, Jr. Wesley E. Johnson, Jr.	Director	July 5, 2005

/s/ Randy Lindholm Randy Lindholm	Director	July 5, 2005

/s/ Robert D. Tucker Robert D. Tucker	Director	July 5, 2005